                     SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[   ]  Preliminary Information Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
14a-5(d)(2))

[ X ]  Definitive Information Statement

                     SIERRA HOLDINGS GROUP, INC.
                     ---------------------------
         (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[   ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and
0-11.

1)    Title of each class of securities to which transaction applies:  N/A.

2)     Aggregate number of securities to which transaction applies:  N/A.

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

4)     Proposed maximum aggregate value of transaction:  N/A.

5)     Total fee paid:  N/A.

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A


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                  SIERRA HOLDINGS GROUP, INC.


                    2907 Bay to Bay Boulevard, Suite 203
                    Tampa, Florida 33629
                        (813) 835-8813

                    INFORMATION STATEMENT

           Action by Consent of Majority Stockholders to be effective December 21, 1999

Purpose.
--------

     This Information Statement is furnished in connection with the consent of Steven D. Moulton; Jeff Taylor; and Michelle Wheeler (collectively, the "Majority Stockholders"), who at the time of the consent were the holders of a majority of the issued and outstanding shares of common stock of Sierra Holdings Group, Inc., a Nevada corporation (the "Company"). In the consent, which is dated October 28, 1999, the Majority Stockholders resolved to change the name of the Company to "InsiderStreet.com, Inc." The name change will be effective December 21, 1999.

     The Company has entered into preliminary discussions with InsiderStreet.com, Inc., a Florida corporation ("InsiderStreet Florida"), whereby the Company may acquire a controlling interest in InsiderStreet Florida or merge InsiderStreet Florida into the Company (the "Proposed Reorganization"). The terms of any such reorganization will be timely disclosed in a Current Report on Form 8-K, to be filed with the Securities and Exchange Commission.

     Following the completion of the Proposed Reorganization, management expects that the operations of InsiderStreet Florida will become the principal operations of the Company. InsiderStreet Florida is an internet-based provider of investor relations marketing services for micro and small capitalization public companies.

     Management can provide no assurances that the Proposed Reorganization will be completed. However, due to the substantial change in the Company's business direction that would follow the completion of such a transaction, management wishes to more properly reflect its post-reorganization business activities, and to eliminate the potential for confusion in this regard, by changing the Company's name to "InsiderStreet.com, Inc." Management does not believe that the name change will have any material effect on the Company's operations, if any.

     The Nevada Revised Statutes (the "Nevada Law") requires the approval of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present to amend the Company's Articles of Incorporation to change its name. The Nevada Law also permits actions that would otherwise require a vote at a meeting of stockholders to be taken by written consent of the holders of at least the number of shares that would be necessary to authorize such actions at a meeting. See the caption "Voting Procedures," herein.

     The Majority Stockholders, who at the time of the Consent owned approximately 90.6% of the issued and outstanding voting securities of the Company, have consented to amend the Company's Articles of Incorporation to change its name to "InsiderStreet.com, Inc." WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. See the caption "Voting Securities and Principal Holders Thereof," herein.

     Dissenters' Rights of Appraisal.
     --------------------------------

     The Nevada Law does not provide any dissenters' rights with respect to the amendment of a corporation's Articles of Incorporation to change its name. Therefore, no dissenter's rights of appraisal will be given in connection with the Company's name change.

AT THE TIME OF THE CONSENT, THE MAJORITY STOCKHOLDERS OWNED SUFFICIENT VOTING SECURITIES TO ADOPT, RATIFY AND APPROVE THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION PURSUANT TO WHICH THE COMPANY WILL CHANGE ITS NAME FROM "SIERRA HOLDINGS GROUP, INC." TO "INSIDERSTREET.COM, INC." NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

Voting Securities and Principal Holders Thereof.
------------------------------------------------

     As of October 28, 1999, the date of the Majority Stockholders' consent to amend the Company's Articles of Incorporation to change its name to "InsiderStreet.com, Inc.," a total of 5,576,921 shares of common stock were outstanding; such shares were entitled to a total of 5,576,921 votes on such amendment.

     The following table sets forth the shareholdings of the Company's directors and executive officers and those persons who owned more than 5% of the Company's common stock as of October 28, 1999:

                              Positions      Number and Percentage
Name and Address              Held           of Shares Beneficially Owned
----------------              ----           ----------------------------

Steven D. Moulton             Director       4,057,679 (1) - 72.8%
4848 S. Highland Dr., #353    President
Salt Lake City, Utah 84117

Jeff Taylor                   Director       500,334 - 9.0%
1879 Siggard Drive            Vice President
Salt Lake City, Utah 84106

Michelle Wheeler              Director       500,334 - 9.0%
282 N. 1162 West              Secretary/
St. George, Utah 84077        Treasurer


     (1) Mr. Moulton is the President, director and 9% stockholder of Wasatch Consulting Group, which is the record holder of 7,667 shares of the Company's common stock. These shares have been added to Mr. Moulton's ownership totals.

Changes in Control.
-------------------

     On November 1, 1999, Steven D. Moulton, Jeff Taylor and Michelle Wheeler resigned as directors and executive officers of the Company, and the following persons were elected to the Board of Directors: Raymond B. Miller; Merle Steele; and Arthur S. Fyvolent.

     On November 2, 1999, Mr. Moulton transferred 3,630,000 "unregistered" and "restricted" shares of the Company to four individuals and two corporations in consideration of the sum of $180,000.

     Messrs. Miller, Fyvolent and Steele were appointed to the positions of President, Vice President and Secretary/Treasurer, respectively, on November 11, 1999.

     The change in its directors and executive officers has caused a change in control of the Company. In addition, the holdings of Steven D. Moulton, who owned approximately 72.8% of the Company's outstanding common stock immediately prior to the change in control, have been reduced to approximately 7.7% of its outstanding common stock. As a result, Mr. Moulton may no longer be deemed to control the Company by virtue of his ownership of a majority of its issued and outstanding shares.

     The following table contains information regarding the share holdings of the Company's directors and executive officers and those persons who beneficially own more than 5% of the Company's common stock, taking into account the transactions discussed above:

                                                   Percent of
 Name                Title            No. of Shares       Outstanding Shares
 ----             -----          -------------     ------------------

Millennium        Stockholder    1,330,000             23.8%
Health Products,
Inc.

NEXTDigital,      Stockholder    1,150,000 (1)         20.6%
Inc.

Merle Steele      Director         500,000              9.0%
                  Vice President
                  Stockholder

Jeff Taylor       Former Director  500,334              9.0%
                  Former Vice Pres.
                  Stockholder

Michelle Wheeler  Former Director  500,334              9.0%
                  Former Sec/Treas.
                  Stockholder

Steven D.         Former Director  427,679              7.7%
Moulton           Former President
                  Stockholder

John Muzio        Stockholder      250,000              4.5%

Joseph Muzio      Stockholder      250,000              4.5%

Raymond B.        Director             -0- (1)          -0-
Miller            President

Arthur S.         Director             -0- (1)          -0-
Fyvolent          Secretary/
                  Treasurer


     (1) Messrs. Miller and Fyvolent are executive officers and the principal stockholders of NEXTDigital, Inc. As a result, the shares held by NEXTDigital, Inc., may also be deemed to be beneficially owned by Messrs. Miller and Fyvolent.

     This change of control was disclosed in a Current Report on Form 8-K, which was filed with the Securities and Exchange Commission on November 17, 1999.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon.
-------------------------------------------------------------------------

     No director or executive officer of the Company, nominee to become such, or associate of any of the foregoing persons has any interest in the amendment of the Company's Articles of Incorporation to change its name to "InsiderStreet.com, Inc." that is not shared by all other stockholders. No director has informed the Company, in writing or otherwise, that he or she intends to oppose such amendment.

Voting Procedures.
------------------

     Under the Nevada Law, the presence of a majority of the shares of the Company's common stock entitled to vote at a meeting of the Company's stockholders is required to constitute a quorum for the transaction of business. If a quorum exists, matters submitted to a vote of stockholders will be approved if the votes cast in favor of the action exceed the votes cast against the action.

     The Nevada Law also permits any action that must be taken by the vote of stockholders to be taken by written consent of the holders of at least the number of shares required to authorize such action at a meeting of stockholders.

AT THE TIME OF THE CONSENT, THE MAJORITY STOCKHOLDERS OWNED SUFFICIENT VOTING SECURITIES OF THE COMPANY TO APPROVE THE AMENDMENT OF ITS ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM "SIERRA HOLDINGS GROUP, INC." TO "INSIDERSTREET.COM, INC." NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                              EXHIBITS

None; not applicable.